STOCK OPTION AGREEMENT made as of the 31st day of January, 2000 between NAVTECH,
INC.,  a  Delaware  corporation  (the  "Company"),   and  Dorothy  English  (the
"Optionee").

WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

WHEREAS, the Company desires to provide the Optionee an additional incentive to promote the success of the Company;

Now, therefore, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company's 1999 Stock Option Plan (the "Plan") and upon the following terms and conditions:

I.       GRANT OF OPTION

         The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to Two Hundred Fifty Thousand (250,000) shares of Common Stock of the Company (the "Option Shares") during the period commencing the date hereof and terminating at 5:00 P.M., EST, five (5) years following the date hereof.

II.      NATURE OF OPTION

         The Option is not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options".

III.     EXERCISE PRICE
         The exercise price of each of the Option Shares shall be five eighths (5/8) of a dollar (US$0.625) (the "Option Price").

IV.      EXERCISE OF OPTIONS

         The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise and payment of the Option Price as provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.

V.       TRANSFERABILITY

         The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

VI.      TERMINATION OF EMPLOYMENT

         In the event the Option becomes exercisable, it shall remain exercisable until the Expiration Date notwithstanding any subsequent termination of the Optionee's employment with the Company or any subsidiary for any reason whatsoever.

VII.     INCORPORATION BY REFERENCE
         The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.



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VIII.    NOTICES
         Any notice of other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, N2L 5Z5, Attention: Chairman of the Board and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

IX.      BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

X.       ENTIRE AGREEMENT

         This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

Navtech, Inc.

BY:/s/ Duncan Macdonald                              BY:/s/ David Strucke
   ----------------------------                         -----------------
        Duncan Macdonald                                David Strucke
        Chief Executive Officer                         Chief Financial Officer
        Chairman of the Board of Directors

Optionee:

/s/ Dorothy English
-------------------
Signature of Optionee                                 #902-140 Lincoln Rd.
                                                      --------------------

                                                      Waterloo, Ont.
                                                      --------------------

Dorothy English                                       Canada
---------------                                       --------------------
Name of Optionee                                      Address of Optionee



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